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                                                                     EXHIBIT 8.1


                   [Letterhead of Fulbright & Jaworski L.L.P.]



November 14, 2001

TEPPCO Partners, L.P.
2929 Allen Parkway
P.O. Box 2521
Houston, Texas 77252-2521

Ladies and Gentlemen:

         We have acted as special tax counsel to TEPPCO Partners, L.P., a Delaware limited partnership ("Registrant"), in connection with the public offering of up to 5,500,000 units (plus an additional 825,000 units should the underwriters exercise their over-allotment option in full, for a total of 6,325,000 units) representing limited partnership interests in Registrant (the "Units") originally registered under the Registration Statement on Form S-3 (Registration No. 333-66102) filed on July 27, 2001 pursuant to the Securities Act of 1933, as amended (the "Registration Statement"). In connection therewith, we have participated in the preparation of the discussion under the caption "Tax Considerations" set forth in the Prospectus Supplement dated November 14, 2001 (the "Prospectus Supplement") which supplements the prospectus contained in the Registration Statement (the "Discussion"). The legal conclusions set forth in the Discussion, unless otherwise noted and subject to the qualifications stated therein, constitute our opinion as to the material United States federal income tax consequences, as of the effective date of the Prospectus Supplement, for purchasers of the Units pursuant to this public offering.

         In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such federal income tax matters; however, we express no opinion as to the representations and statements of fact of Registrant and its general partner, Texas Eastern Products Pipeline Company, LLC, included in such Discussion.
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         We hereby consent to both the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Discussion. The issuance of this consent does not concede that we are an "expert" for purposes of the Securities Act of 1933.

                                     Very truly yours,

                                     /s/  Fulbright & Jaworski L.L.P.
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                                     Fulbright & Jaworski L.L.P.